                                                                   EXHIBIT 10.20

              Restated and Final Tagging and Marketing Agreement
              --------------------------------------------------
                                August 9, 1999
--------------------------------------------------------------------------------

The purpose of this document is to restate and clarify the terms of our "tagging agreement". When signed by Guthy-Renker Corporation ("GRC") and LookSmart, Ltd. ("LookSmart") where indicated below, the following shall set forth the agreement between the parties' regarding LookSmart's exclusive marketing and distribution rights of GRC products and services via the Internet as set forth below and shall supercede any prior agreement between the parties regarding same.

1.   Grant.
     -----

     1.1  General. Subject to the terms and conditions herein and during the
          -------
          term, GRC hereby grants LookSmart an exclusive worldwide license to promote, market and sell "GRC Products" via the Internet; however, GRC shall (i) have the continued right to permit its Products "redistributors" (i.e., redistributors mean Product sellers, excluding GRC and its Subsidiaries, whose channels of distribution are 75% or more non-Internet related) so long as LookSmart is compensated for the Product sales made by such redistributors as described in 4.1 below, and (ii) have the right to sell GRC Products as comtemplated in
          Section 4.1 below. By way of example, QVC is a Product redistributor and primarily sells GRC Products to its home shopping channel customers, but also lists GRC Products on its Internet site. In exchange, LookSmart agrees to market and promote the GRC Products on the Internet on the terms described herein. For purposes of this Agreement, "GRC Products" and "Products" shall mean those certain Products owned or exclusively licensed by GRC for sale and distribution via various distribution channels, which exclusive distribution channels include the Internet. GRC agrees to continue to use its best efforts to secure the right to distribute its Products via the Internet. Some of the GRC Products which are applicable to this Agreement, as of the date set forth above, are presently featured on "Buy It On The Web".

     1.2  Notification of New Products: First Refusal. GRC shall notify
          -------------------------------------------
          LookSmart of any new products developed by or licensed to GRC for distribution when such Product is ready for distribution (i.e., no later than the date GRC is prepared to "Roll-Out" such Product). Should LookSmart decide not to market and distribute any new or existing Product via the Internet at any time it will relinquish its rights under this Section 1 to GRC. GRC, or its licensee or agent, may then choose to market or distribute the relinquished Product on the Internet itself, and LookSmart shall have no further rights or obligations with respect to that Product.

     1.3  Trademark and Trade Dress Lisense. In connection with performing
          ---------------------------------
          its obligations under this Agreement, LookSmart shall have the right to use the trademarks, marks, trade dress and trade names of GRC associated with the Products ("GRC Marks"), subject to GRC's approval as set forth below. LookSmart shall fully comply with all guidelines, if any, communicated by GRC concerning the use of GRC's Marks. GRC may modify any GRC Mark, or substitute an alternative mark for any GRC. Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject, to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

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          Mark, whereupon LookSmart shall promptly modify same (e.g., if GRC
                                                                ----
          needs to modify a GRC Mark, it is likely for legal reasons and LookSmart agrees to use best efforts to make the requested modifications, in those instances, immediately).

2.   GRC's Responsibilities.
     -----------------------

     2.1  Infomercial Tags. Whether or not LookSmart is meeting its quota, as
          ----------------
          described in section 6 below, GRC will for three (3) years, at no additional cost to LookSmart, (i) include a mutually agreeable thirty second (:30) tag promoting LookSmart's Choice Mall or Choice Mall's legal successor if Choice Mall no longer exists ("Tag") at the end of all future "GRC Infomercials" and (ii) use commercially reasonable efforts to include a mutually agreeable Tag at the end of all future, to-be acquired "Third Party Infomercials." This obligation to create and air the Tags is non-assignable and will be voided if assigned. Until GRC receives the Tags, GRC shall continue to run the existing Choice Mall Tags currently in place at the end of the GRC Infomercials; however, GRC shall replace the existing Choice Mall tag with the new Tags on the future GRC Infomercials. For purposes of this Agreement, "GRC Infomercials" shall mean Infomercials produced, funded and owned by GRC (or its affiliates over which it exerts control) and "Third Party Infomercials" are those Infomercials produced and owned by third parties, but distributed by GRC.

     2.2  Celebrity Endorsement. During the Term, GRC shall use "commercially
          ---------------------
          reasonable efforts" to cause (i) its celebrities to provide GRC with the right to use their name, likeness, photograph, and/or endorsement on the Internet to sell the applicable Product the celebrity is endorsing, and (ii) future GRC Infomercials to include an on-camera endorsement by the primary celebrity hosting the infomercial informing the viewer that the product featured in the GRC Infomercial can be purchased via the Internet through LookSmart's Choice Mall ("Celebrity Endorsement"). The Celebrity Endorsement shall be subject to the mutual approval of both parties (and, in all likelihood, the Celebrity Endorser). If GRC determines that the Celebrity Endorsement and Tag is diminishing the success of an infomercial (i.e., causing the GRC
                                                     ----
          Infomercial to sell less Product), then GRC shall be entitled to cause the Tag to be replaced with another Tag which does not adversely impact the GRC Infomercial's selling effectiveness.

     2.3  Product Inserts. During the Term, GRC shall use commercially
          ---------------
          reasonable efforts to include LookSmart promotional materials, provided by LookSmart at its own cost and in accordance with GRC's specifications, in shipments of GRC Products. GRC shall designate reasonable weight and size restrictions on such promotional materials (i.e., so that no additional postage cost will be incurred by GRC);
           ----
          provided, however, that such restrictions are no more restrictive than that placed on comparable third-party promotional materials currently imposed by GRC in its Product shipments, which restrictions vary Product by Product (depending on its size and whether it is assembled overseas or domestically). LookSmart shall bear all costs related to the production, delivery and increased postage incurred from such promotional materials

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          and delivering them to GRC (or its designated fulfillment centers). In such cases where the inclusion of LookSmart marketing materials would increase the package costs, LookSmart will have the right to include its marketing materials if it chooses to pay all of the differential costs.

     2.4  Product Marketing. During the Term, GRC shall provide LookSmart with
          -----------------
          reasonable access to its existing marketing/promotional material for the GRC Products, for use by LookSmart in connection with the marketing and sale of GRC Products. GRC shall provide LookSmart with existing web banners/buttons for GRC Products for use by LookSmart and shall have final approval rights regarding the presentation of GRC Products. From time to time, as designated by GRC in its sole discretion, GRC may make available to LookSmart (and those selling the GRC Products on behalf of LookSmart) product discounts and specials for GRC Products to encourage additional product sales via the Internet; typically, these discounts occur after the television campaign for the GRC Product has expired to avoid offering customers different Product offers. If GRC lowers its television pricing, it shall thereafter provide LookSmart the right to sell the Product at the same, lower price via the Internet.

     2.5  Product Fulfillment. During the Term, LookSmart shall cause GRC (or
          -------------------
          its designated fulfillment center) to receive, via mutually acceptable means of communication, all orders received by LookSmart for the Products. GRC shall be responsible for all GRC Product fulfillment, for owning and maintaining the customer list and service, and for billing and shipping GRC Products sold pursuant to this Agreement.

3.   LookSmart Responsibilities.
     --------------------------

     3.1  Tags.  LookSmart shall fund, produce and receive GRC's approval, which
          ----
          approval shall not be unreasonably withheld, over the newly created Tags promoting LookSmart and its mall. The parties agree the Tags shall be of similar production value to GRC's Infomercials. GRC shall provide creative assistance in such process.

     3.2  Premium/Fixed Home Page Positioning on LookSmart Proprietary Sites.
          ------------------------------------------------------------------
          LookSmart shall give GRC Products "premium/fixed positioning" (i.e., equal or better than any competitive third party) on "LookSmart Proprietary Sites" for the URL being advertised in a Tag. For example, if the URL being promoted in a Tag is "Choicemall.com", then GRC and its Products shall have fixed premium positioning on the homepage of "Choicemall.com", which positioning shall be comparable in size and visibility to the current positioning of GRC Products on the "Choicemall.com" homepage. In addition, LookSmart shall cause GRC Products to have premium/fixed positioning on LookSmart Proprietary Sites, including without limitation, "buyitontheweb.com" or "as seen on tv" web store. For purposes of this Agreement, "LookSmart Proprietary Sites" shall mean Internet websites owned by LookSmart or as to which LookSmart can exert creative control and where LookSmart determines, in its sole discretion, that it is consistent with its internal

                                       3
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     guidelines and technological standards over the website's content.

3.3  Premium/Fixed Positioning in LookSmart Content Categories. LookSmart shall
     ---------------------------------------------------------
     use best efforts to include, in "LookSmart Content," categories, subcategories and search pages (collectively, "Categories") which are appropriately descriptive to include GRC Products (where it will receive premium, fixed positioning), provided, however, that LookSmart shall not be obligated to create Categories for GRC Products which would require a change of LookSmart policy relating to "separation of church and state" issues regarding the Internet and content based searches. For example, GRC distributes an acne product called "Proactiv." In connection with Proactiv, LookSmart will use best efforts to include Proactiv in an "appropriate" category, such as "Skin Care", or "Acne", so that when such category is selected by a visitor using LookSmart Content, "Proactiv" will have premium/fixed positioning.

3.4  Premium/Above the Line Positioning. LookSmart shall provide premium/fixed
     ----------------------------------
     positioning for GRC Products for twenty (20) search key words ("Key Words") relating to GRC Products. Such positioning shall appear prominently on the first page of the search results and shall be located "above the line" in text (not banners) of the first 1 to 10 results returned. For example, if "acne" is a Key Word, then GRC shall have premium fixed positioning for a GRC Product(s) (i.e., Proactive acne product) appearing above the first ten
     (10) search results garnered as a result of the "acne" Key Word search.

3.5  Marketing Partners. LookSmart shall use best efforts to cause "LookSmart
     ------------------
     Syndicated Sites" and "Third Party Sites" to promote GRC Products in the same manner as such products are promoted by LookSmart on the LookSmart Proprietary Sites from time to time, both in terms of content and premium/fixed positioning. Except as expressly set forth herein, LookSmart shall be solely responsible for all costs associated with the marketing and promotion of the GRC Products, including without limitation all costs and expenses relating to (i) the "storefronts" offered to LookSmart Syndicated Sites and Third Party Sites, (ii) web design, hosting, (iii) software/hardware/ web site maintenance, (iv) upgrades, (v) video streaming" of GRC Infomercials, and (vi) technical support in connection with the marketing and promotion of GRC Products on the LookSmart Syndicated Sites and Third Party Sites, including without limitation the marketing and promotion of buyitontheweb.com. For purposes of this Agreement, "LookSmart Syndicated Sites" shall mean Internet web sites not owned or controlled by LookSmart but which license the right to use LookSmart Content from LookSmart and "Third Party Sites" shall mean Internet web sites other than LookSmart Propietary Web Sites and LookSmart Syndicated Sites.

3.6  Banners. GRC shall provide LookSmart Products, endorsements and photographs
     -------
     to which it has the rights to do so, and LookSmart agrees to remove such Products, endorsements and photographs when such rights expire. GRC shall have final approval over the quality, content and size of the banners.

     3.7  Product Inquiries. LookSmart shall promptly refer all inquiries
          -----------------
          regarding GRC and/or the GRC Products to GRC. Upon execution of this Agreement, GRC shall provide LookSmart with the contact information of the GRC representative(s) responsible for handling such inquiries.

     3.8  Editorial Policies. GRC acknowledges that LookSmart's obligations
          ------------------
          pursuant to this Paragraph 3 shall remain subject to its "editorial policies", which editorial policies will be consistently enforced by LookSmart and not modified for the sole purpose of preventing GRC from receiving the positioning and placement described in this Paragraph 3.

4.   Product Cost and Other Compensation. So long as LookSmart is meeting its
     -----------------------------------
     obligations in Section 4.3 below, LookSmart shall make the payments described in Sections 4.1 and 4.2. If LookSmart is not meeting its obligations in Section 4.3, then the LookSmart shall make the additional payments described in Section 4.3.

     4.1  GRC-Generated Internet Sales Via "Brand Name URL".
          -------------------------------------------------

          4.1.1     Product Cost and Other Compensation.  Each quarter year
                    -----------------------------------
                    during the Term, LookSmart shall cause GRC to be paid for products purchased and marketing fees valued at [***] and [***] respectively, (i.e., LookSmart shall cause GRC to be paid [***] collectively) of the "Gross Receipts" from "Initial Sales" (defined below) and "Continuity Sales" (defined below) of GRC Products resulting from product orders "directly generated" by GRC (e.g., directly generated shall mean those Products sold to Internet customers responding to "brand name URL," such as "Proactive.com", "Sellecca solution.com" and will not include subsequent Product sales made to such customers unless such customers purchase Product on-line through the "brand name URL"). For purposes of this Agreement, "Gross Receipts" shall mean the revenue received from the (i) initial sale of the GRC Product purchased via the Internet by a customer via the Internet ("Initial Sale") and (ii) reorder revenues generated by continuity sales of such GRC Product ordered by such customer ("Continuity Sales"), less applicable Product refunds, returns, credit card fees and chargebacks but will not include costs or revenues associated with sales taxes and shipping and handling. GRC shall pay for the costs associated with fulfillment, talent royalties and other costs it incurs when it sells a GRC Product. GRC represents this definition of Gross Receipts is consistent with its "standard" Gross Receipts definition and all its royalty holders are subject to deductions for credit card fees and chargeback. In addition, in no event shall GRC deduct the same expense more than once when calculating Gross Receipts.

          4.1.2     Guthy-Renker Web Site.  In connection with Product sales
                    ---------------------
                    made via GRC's own proprietary web sites ("Web Sites"), LookSmart shall make the

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
________________________________________________________________________________

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

               payments as set forth in Paragraphs 4.1.1, 4.2, and 4.3, as appropriate, and GRC shall permit its Web Sites to be "housed" by LookSmart. "Housed" shall mean that LookSmart shall assist GRC in the creation of its web site content and infrastructure and prevent Internet users visiting the GRC Web Sites from accessing any product, service, information or promotion not already set forth on the GRC Web Sites. GRC shall provide LookSmart access to the customer list generated by its Product sales via the Web Sites; provided, however, that if GRC determines in its reasonable discretion that LookSmart's use of such customer list is competitive to or adversely impacts its Product sales (or continuity "stick rates"), then LookSmart shall discontinue its use of such customer list upon notice from GRC.

4.2  LookSmart-Generated Internet Sales.  Each quarter year during the Term,
     ----------------------------------
     for GRC products purchased, LookSmart shall cause GRC to be paid [***] of the Gross Receipts from sales of GRC Product "generated by LookSmart" (i.e., GRC Product "generated by LookSmart" shall mean those Products
      ---
     purchased online, or via the LookSmart toll-free phone number, where such Products are sold to Internet customers originating from LookSmart sites, LookSmart Syndicated Sites and Third Party Sites; "generated by LookSmart" will include Initial Sales and Continuity Sales, if any, made to such
                  ----------------------------------
     customers; provided, however, that if a GRC Product has a cost of goods in excess of [***] of the gross retail selling price, which most of GRC's fitness products do have but few, if any, nonfitness products have, then the parties shall adjust the royalty in a mutually agreeable manner.

4.3  Further Payments.  If LookSmart does not meet the "Standards" set forth in
     ----------------
     Sections 4.3.1 and 4.3.2, LookSmart shall cause GRC to be paid in an additional fee of [***] of the Gross Receipts generated by Continuity Sales when LookSmart causes the Product sale and [***] of the Continuity Sales when GRC causes the Product sale. The Standards are as follows;

     4.3.1  January 1, 2000 - March 31, 2000.  Between January 1, 2000 and March
     -----  --------------------------------
            31, 2000, the price of LookSmart's stock must average or exceed [***] dollars [***] per share (to be adjusted for stock splits), and, by March 31, 2000, LookSmart must have successfully completed its IPO and provided GRC with fully transferable stock consistent with the Definitive Agreements subject only to underwriter created restrictions. This obligation and that obligation expressed in Paragraph 4.3.2 shall terminate if and when GRC sells the majority of its LookSmart stock in excess of the applicable average per share price.

     4.3.2  January 1, 2001 - March 31, 2001.  Between January 1, 2001 and
     -----  --------------------------------
            March 31, 2001, LookSmart must have met all the obligations set forth in Paragraph 4.3.1 above but the average per share price of its stock must equal or exceed [***] dollars [***] per share (to be adjusted for stock splits) during such time period. This obligation shall terminate if and when GRC sells the majority of its stock in

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            ***  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
            -------------------------------------------------------------------

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
                excess of the applicable average per share price.

       4.4      GRC Generated Sales Where LookSmart Provides Services. In
                -----------------------------------------------------
                certain instances, the parties agree that GRC may elect to generate additional on-line Product sales by investing money up front or other means. If and when this occurs, GRC and LookSmart will use commercially reasonable efforts to determine the amount of Gross Receipts GRC will receive and how much LookSmart will receive. By way of example, it is presently intended that if GRC pays an advance to a third-party to cause additional GRC Product sales, LookSmart would cause GRC to be paid [***] and LookSmart would receive [***] of both initial and Continuity sales.

       4.5      Recognition. For the period from April 9, 1999 to April 8, 2002,
                -----------
                LookSmart shall "recognize" 100% of the revenues from the GRC Product sales described in Paragraphs 4.1 and 4.2.

       4.6      Reporting. Each quarter year during the Term, GRC shall cause
                ---------
                LookSmart to receive (i) an accounting of all Product sales made pursuant to this Agreement, and (ii) its applicable royalty. All statements and royalty payments shall be made within forty five
                (45) days of the end of the applicable quarter, and shall be subject to GAAP permitted (15%) return reserve; provided, however, that the unused portion of the return reserve from a prior quarter year shall be distributed to Looksmart in the immediately subsequent quarter year.

       4.7      Audit. At any time during the Term, LookSmart may review GRC's
                -----
                books and records (but no more than once a year) to determine the accuracy of the statements prepared by GRC. This examination shall be conducted during normal business hours and at the place where such books and records are then maintained, Looksmart shall conduct such examination at its own cost. To the extent the parties agree GRC has underpaid or overpaid LookSmart, then GRC shall either credit or debit LookSmart's subsequent royalty payments until the appropriate party is fully paid. Looksmart's subsequent royalty payments until the appropriate party is fully paid. To the extent the parties disagree on whether there has been an under or overpayment, and it cannot be resolved after using good faith efforts, the parties shall submit the matter to arbitration as set forth below.

5.     Third Party Payments. Looksmart shall be solely responsible for the
       --------------------
       payment of all third party royalties owed to Internet syndications and distributors as a result of Looksmart marketing efforts to sell GRC Products on the World Wide Web, including without limitation, alliances created by LookSmart with LinkShare, LookSmart Syndicated Site partners, and the like. GRC shall remain responsible for paying talent royalties, cost of goods and related costs.

6      Term: Quota.  The "Term" of this Agreement shall be until April 9, 2002;
       -----------
       however, if LookSmart fails to cause a minimum number of Product sales pursuant to Paragraph 4.2, then GRC may cause this Agreement, by notifying LookSmart

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       *** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
       -------------------------------------------------------------------------

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     in writing, to become non-exclusive for the balance of the Term; provided, however, that all of GRC's obligations to provide promotions as described in Paragraph 2 shall remain in full force and effect even if this Agreement becomes non-exclusive.

     Year 1: A minimum of [***] of Gross Receipts
     Year 2: The greater of [***] of Year 1's Gross Receipts or [***] Year 3: The greater of [***] of Year 2's Gross Receipts or [***]

     GRC acknowledges that this quota shall be proportionately reduced if it Product gross revenues in future years are less than its Product gross revenues for the calendar year 1998; for example, if GRC's Product gross revenues for 2000 are ninety percent (90%) of its Product gross revenues for 1998, the quota amounts set forth above shall be reduced by ten percent (10%). GRC agrees that it must notify LookSmart in writing at least (30) thirty (30) days prior to claiming that LookSmart has failed to meet its quota. Year 1 shall mean 4/9/99 - 4/9/00, Year 2 shall mean 4/9/00 - 4/9/01, and Year 3 shall mean 4/9/01 - 4/9/02.

7.   LookSmart Liaison. Within three (3) months of the effective date, LookSmart
     -----------------
     shall designate one person (the "LookSmart Liaison"), on a full-time basis, to create marketing, advertising, sales and distribution for the Products via the Internet. The LookSmart Liaison will communicate and coordinate directly with Greg Renker or his designee at GRC. The parties may cause this person, or other designee, to report directly to LookSmart and Greg Renker if GRC agrees to pay one-half(1/2) the salary of such employee.

8.   Confidential Information.
     ------------------------

     8.1  Definitions.
          -----------

          (a) "Confidential Information" means Confidential Information of either LookSmart or GRI, except to the extent any of the following may be included therein: (i) information that becomes known to the general public without breach of the nondisclosure obligations of this Agreement; (ii) information that is obtained from a third party or independently developed without breach of a nondisclosure obligation and without restriction on disclosure; and (iii) information that is required to be disclosed in connection with any suit, action or other dispute related to this Agreement.

_________________________

     /1/If, after six (6) months in any applicable year, LookSmart has not met at least 1/3 of its quota for that particular year, then GRC may cause the Agreement to remain in effect, but to become non-exclusive for the balance of the Term.

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***  Certain information on this page has been omitted and filed separately
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                                       8

          (b) "Confidential Information of GRC" means: (i) any information concerning the existing or future Products and services of GRC or its partners and affiliates; (ii) the terms of this Agreement and any Exhibit, Addenda or other attachment thereto; (iii) any additional information designated in writing as "confidential" by GRC or its affiliates.

          (c) "Confidential Information of LookSmart" means: (i) any information concerning the existing or future products and services of LookSmart or its partners and affiliates; (ii) the terms of this Agreement and any Exhibit, Addenda or other attachment hereto; (iii) any additional information designated in writing as "confidential" by LookSmart or its affiliates.

     8.2  Protection of Confidential Information. The parties agree to hold in
          --------------------------------------
          confidential, and not to use except in connection with performing their respective obligations under this Agreement, all Confidential Information of the other and to use at least the same degree of care that each uses to protect its own Confidential Information of like inportance, but in no event less than reasonable care, to prevent the unauthorized disclosure or use of Confidential Information of the other party, both during and after the term of this Agreement.


9.   Warranties and Indemnities.
     --------------------------

     9.1  Representations and Warranties of GRC. GRC represents and Warrants
          -------------------------------------
          that (i) GRC has the power and authority to enter into this Agreement;
          (ii) GRC has the right to grant the rights and licenses granted herein; (iii) GRC has granted no rights or licenses in conflict with the rights and licenses granted herein; and (iv) to the best of its knowledge, none of the Products and GRC Marks associated therewith infringes, violates, or misappropriates any trade name, trademark, trade secret, patent, copyright, right of publicity, right of privacy or any other right, including but not limited to any intellectual property right of any third party.

     9.2  Representations and Warranties of LookSmart. LookSmart represents and
          -------------------------------------------
          warrants that (i) LookSmart has the power and authority to enter into this Agreement; and (ii) to the best of its knowledge, the LookSmart Proprietary Sites do not infringe, violate, misappropriate any trade name, trademark, trade secret, patent, copyright or any other intellectual property right of any third party.

     9.3  GRC Indemnification. LookSmart agrees that GRC has the right to
          -------------------
          defend, or at its option to settle, and GRC agrees, at its own expense, to defend or at its option to settle, any third party claim, suit or proceeding (collectively, "Action") brought against LookSmart to the extent such Action results from (i) infringement of any trade name, trademark, trade secret, patent, copyright or any other intellectual property right of any third party worldwide by the products or GRC marks; (ii) any breach of the Representations and Warranties in Section
     9.1 of this Agreement; and (iii) any claim concerning the Products or GRC's rights and obligations under this Agreement. GRC agrees to pay, subject to the limitations hereinafter set forth, any settlement amounts or final judgment entered against LookSmart on such issue in any such Action defended and/or settled by GRC.

9.4  LookSmart Indemnification. GRC agrees that LookSmart has the right to
     -------------------------
     defend, or at its option to settle, and LookSmart agrees, at its own expense, to defend or at its option to settle, any third party claim, suit or proceeding (collectively, "Action") brought against LookSmart to the extent such Action results from (i) infringement or any trade name, trademark, trade secret, patent, copyright or any other intellectual property right of any third party worldwide by LookSmart; and (ii) any breach of the Representations and Warranties in Section 9.2 of this Agreement. LookSmart agrees to pay, subject to the limitations herein set forth, any settlement amounts or final judgment entered against GRC on such issue in any such Action defended or settled by LookSmart.

10.  Miscellaneous.
     -------------

     10.1  Independent Contracts. The relationship of LookSmart and GRC
           ---------------------
           established by this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other. All financial obligations associated with GRC's business are the sole responsibility of GRC, and all financial obligations associated with LookSmart's business are the sole responsibility of LookSmart.

     10.2  Assignment. Neither party shall transfer or assign its rights or
           ----------
           obligations under this Agreement without the prior written consent of the other. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     10.3  Severability. If any provision of this Agreement is held to be
           ------------
           invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith those provisions so held to be invalid, to be valid, enforceable provisions which provisions shall reflect as closely as possible the original intent of the parties, and further agree to be bound by the mutually agreed substitute provision.

     10.4  Force Majeure. Except for payment of monies, neither party shall be
           -------------
           liable

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

           for failure to fulfill its obligations under this Agreement or any purchase order issued hereunder or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, man-made or natural disasters, Y2K earthquakes, fire, riots, flood, material shortages, strikes, delays in transportation or inability to obtain labor or materials through its regular sources. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

     10.5  Governing Law. This Agreement shall be governed by any and construed
           -------------
           under the law of the State of California, U.S.A., without regard to conflict of laws principles.

     10.6  Arbitration. Any dispute or claim arising out of or in relation to
           -----------
           this Agreement, or the interpretations, making, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of the American Arbitration Association as presently in force ("Rules") and by three (3) arbitrators appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be in Los Angeles if GRC is defending the matter or San Francisco if LookSmart is defending the matter. The parties may apply to any court of competent jurisdiction for temporary or permanent injunctive relief, without breach of this
           Section 10.6 and without any abridgment of the powers of the arbitrator.

10.7 Entire Agreement. This Agreement contains the entire understanding of the
     ----------------
     parties with respect to the subject matter hereof the supersedes all prior agreements relating hereto, written or oral, between the parties. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties. The terms of any purchase order are expressly excluded.




LookSmart, Ltd.                     Guthy-Renker Corporation


By: /s/ Ned Brody                   By: /s/ B. Van de Bunt
   --------------------------          ---------------------------------------
   Ned Brody, its VP eCommerce      Ben Van de Bunt, its Corporate Secretary

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